Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Marpai, Inc. on Form S-1 of our report dated July 9, 2021, with respect to our audit of the balance sheet of Marpai, Inc. as of March 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Melville, NY

July 19, 2021

An Independent Member of Urbach Hacker Young International